FIDELITY & GUARANTY LIFE PROVIDES UPDATE
ON ITS REVIEW OF STRATEGIC ALTERNATIVES
Company Terminates Merger Agreement with Anbang Insurance Group
Board Continues to Evaluate Alternatives to Maximize Value for Shareholders
DES MOINES, Iowa – April 17, 2017 – Fidelity & Guaranty Life (“FGL” or the “Company”; NYSE: FGL) today announced updates on its review of strategic alternatives. FGL has terminated its merger agreement with Anbang Insurance Group (the “Merger Agreement”).
The Company’s Board of Directors is continuing to evaluate strategic alternatives to maximize shareholder value and has received interest from a number of parties. As permitted under the February 9, 2017 amendment to the Merger Agreement, FGL has been exploring and negotiating strategic alternatives with other parties. The Company was not permitted to enter into a definitive agreement with a third party while the Merger Agreement was in effect, but as a result of the termination of the Merger Agreement, FGL has no remaining obligations under the Merger Agreement and may enter into an alternative transaction.
“We have determined that it is no longer in the best interests of FGL’s shareholders to continue to pursue the transaction with Anbang,” said Chris Littlefield, President and CEO of FGL. “Our business remains strong, we continue to focus on delivering on our plan for the year and our distribution partners and employees continue to be committed to our success. FGL is an attractive platform and we are well positioned to realize value for our shareholders as our Board continues to evaluate strategic alternatives.”
There can be no assurance that FGL’s evaluation of strategic alternatives will result in a transaction, or that any transaction, if pursued, will be consummated. FGL’s evaluation of strategic alternatives may be terminated at any time with or without notice. FGL does not intend to disclose developments with respect to this process until such time that it determines otherwise in its sole discretion or as required by applicable law.
About Fidelity & Guaranty Life
Fidelity & Guaranty Life, an insurance holding company, helps middle-income Americans prepare for retirement. Through its subsidiaries, the company offers fixed annuity and life insurance products distributed by independent agents through an established network of independent marketing organizations. Fidelity & Guaranty Life is headquartered in Des Moines, Iowa and trades on the New York Stock Exchange under the ticker symbol FGL. For more information, please visit www.fglife.com.
Forward Looking Statements

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements, including as to FGL’s evaluation of strategic alternatives. Such statements are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in, or implied by, such statements. These statements are based on the beliefs and assumptions of FGL’s Board of Directors and management. Forward-looking statements are generally identifiable by use of the words “intends,” “believes,” “may,” “will,” “could,” “might,” “continues,” “look” or “confident” or similar words or expressions. Factors that could cause actual results, events and developments to differ include, without limitation:  the accuracy of FGL’s assumptions and estimates; FGL’s and its insurance subsidiaries’ ability to maintain or improve financial strength ratings; FGL’s ability to manage its business in a highly regulated industry; regulatory changes or actions; the impact of FGL’s reinsurers failing to meet their assumed obligations; restrictions on FGL’s ability to use captive reinsurers; the impact of interest rate fluctuations; changes in the federal income tax laws and regulations; litigation (including class action litigation), enforcement investigations or regulatory scrutiny; the performance of third parties; the loss of key personnel; telecommunication, information technology and other operational systems failures; the continued availability of capital; new accounting rules or changes to existing accounting rules; general economic conditions; FGL’s ability to protect its intellectual property; the ability to maintain or obtain approval of the Iowa Insurance Department and other regulatory authorities as required for FGL’s operations; possible risks and uncertainties arising from FGL’s evaluation of strategic alternatives; and other factors discussed in FGL’s filings with the SEC including in its Form 10-K for the year ended September 30, 2016, and its Form 10-Q for the quarter ended December 31, 2016, which can be found at the SEC’s website www.sec.gov.
All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. FGL does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results, except as required by applicable law.

Media Contact:
Sard Verbinnen & Co
Jamie Tully/David Millar
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